UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 30, 2024

MERUS N.V.

(Exact name of registrant as specified in its charter)

The Netherlands	001-37773	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Uppsalalaan 17
3584 CT Utrecht
The Netherlands
(Address of principal executive offices) (Zip Code)

+31 85 016 2500

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, €0.09 nominal value per share	MRUS	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Dr. Fabian Zohren as Chief Medical Officer

On June 30, 2024, the Board of Directors (the “Board”) of Merus N.V. (the “Company”) appointed Fabian Zohren, M.D., Ph.D. to serve as the Company’s Chief Medical Officer, effective as of July 1, 2024 (the “Effective Time”), succeeding Andrew Joe, M.D. in such role.

Fabian Zohren, age 48, served as a Senior Vice President, Chief Medical Officer at Immunogen from November 2023, until its acquisition by AbbVie on May 31, 2024. Dr. Zohren served various roles at Pfizer Inc., from October 2017 until November 2023, most recently as the Global Clinical Development Leader for prostate cancer and DNA repair, overseeing clinical trials concerning Xtandi (enzalutamide) and Talzenna (talazoparib), and including serving in roles of Senior Medical Director and Global Clinical Leader earlier in his tenure. Prior to that, Dr. Zohren served as Senior Medical Director at Millenium Pharmaceuticals/Takeda from 2012 to 2017. Dr. Zohren received his Medical Degree and Ph.D. from the University of Dusseldorf and was a research scholar at Baylor College of Medicine in the Center for Cell and Gene Therapy.

In connection with Dr. Zohren’s appointment as the Company’s Chief Medical Officer, on June 30, 2024, Merus US, Inc., a subsidiary of the Company (“Merus US”), entered into an employment agreement with Dr. Zohren (the “Employment Agreement”) pursuant to which Dr. Zohren will serve as the Chief Medical Officer of the Company and Merus US and will be entitled to an annual base salary of $503,000 and an annual performance-based bonus targeted at 40% of his annual base salary. The Employment Agreement also provides that, on or promptly following the date Dr. Zohren commences employment with Merus US, which will occur no later than July 1, 2024 (the actual date Dr. Zohren commences employment with Merus US being referred to as the “Agreement Effective Date”), Dr. Zohren will be granted an option under the Company’s 2016 Incentive Award Plan to purchase 183,943 common shares of the Company. The option will vest and become exercisable (subject to Mr. Zohren’s continued employment with Merus US or the Company through each applicable vesting date) as to 25% of the underlying shares on the first anniversary of the Agreement Effective Date, with the remaining underlying shares vesting in 36 substantially equal monthly installments thereafter, such that the option shall be vested and exercisable as to all shares on the fourth anniversary of the Agreement Effective Date.

Pursuant to the Employment Agreement, if Dr. Zohren’s employment is terminated by Merus US without cause or due to his resignation for good reason, then subject to him executing a general release of claims and continuing compliance with a proprietary information agreement, Dr. Zohren will be entitled to receive (i) base salary continuation payments for 12 months, (ii) payment for any earned but unpaid annual bonus for the year prior to the year of termination, and (iii) direct payment of or reimbursement for continued medical, dental or vision coverage pursuant to COBRA for up to 12 months. If Dr. Zohren’s employment is terminated by Merus US without cause or due to his resignation for good reason, in either case, within 12 months following a change in control of the Company, then subject to him executing a general release of claims and continuing compliance with a proprietary information agreement, Dr. Zohren will be entitled to receive, in lieu of the severance payments described above, (i) a lump sum payment equal to one times his base salary and target annual bonus, (ii) payment for any earned but unpaid annual bonus for the year prior to the year of termination, (iii) direct payment of or reimbursement for continued medical, dental or vision coverage pursuant to COBRA for up to 12 months, and (iv) provided that the date of termination occurs more than 12 months following the Agreement Effective Date, accelerated vesting of any portion of his time-based equity awards in the Company that is unvested as of the date of such termination, with any awards that vest in whole or in part based on the attainment of performance-vesting conditions being governed by the terms of the applicable award agreement.

The foregoing description of the Employment Agreement is not complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed herewith as Exhibit 10.1 and incorporated by reference herein.

Separation Agreements with each of Dr. Hui Liu and Dr. Andrew Joe and Consultancy Agreement with Dr. Andrew Joe

On June 30, 2024, it was determined that the employment of Hui Liu, Ph.D., the Chief Business Officer of the Company and Head of Merus US, and Andrew Joe, M.D., the Company’s Chief Medical Officer, with Merus US would end on July 1, 2024. Each of Dr. Liu and Dr. Joe entered into a Separation Agreement and Release with Merus US (referred to as the “Liu Agreement” and the “Joe Agreement,” respectively).

Pursuant to the Liu Agreement and the Joe Agreement, as applicable, each of Dr. Liu and Dr. Joe will be eligible to receive the following payments and benefits, subject to his execution and non-revocation of a release of claims in favor of Merus US and the Company: (i) the severance payments and benefits set forth in his respective employment agreement with Merus US, subject to and in accordance with the previously disclosed terms of the applicable employment agreement; (ii) for Dr. Liu, (x) accelerated vesting of 3,000 restricted stock units in the Company granted on October 10, 2023 and (y) a lump sum payment of $17,500 payable within sixty (60) days of his separation date; and (iii) the time period to exercise any options to purchase common shares of the Company that are outstanding and vested as of July 1, 2024 shall generally be extended to December 31, 2024 for Dr. Liu and the date that is three (3) months following the expiration of the Consulting Agreement (as defined below) for Dr. Joe. In addition, Dr. Liu is entitled to reimbursement of up to $10,000 in professional fees incurred in connection with the negotiation of the Liu Agreement. Each of Dr. Liu and Dr. Joe have agreed to comply with a 12 month post-termination non-compete and to continued compliance with his respective proprietary information agreement with Merus US.

In connection with his termination of employment, on June 30, 2024 the Company entered into a Consultancy Agreement with Dr. Joe (the “Consulting Agreement”), pursuant to which Dr. Joe will provide consulting services to the Company for a period of three (3) months following his termination of employment in exchange for a monthly consulting fee of $41,000, with effect from July 1, 2024.

The foregoing descriptions of the Liu Agreement, the Joe Agreement and the Consulting Agreement do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Liu Agreement, the Joe Agreement and the Consulting Agreement, copies of which are filed as Exhibits 10.2, 10.3 and 10.4 to this Current Report on Form 8-K (this “Current Report”), respectively, and are each incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Description

10.1	Employment Agreement by and between Merus US, Inc. and Fabian Zohren.

10.2	Separation Agreement and Release, by and between Merus US, Inc. and Hui Liu.

10.3	Separation Agreement and Release, by and between Merus US, Inc. and Andrew Joe.

10.4	Consultancy Agreement, by and between Merus N.V. and Andrew Joe.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERUS N.V.

Date: July 1, 2024	By:	/s/ Sven (Bill) Ante Lundberg
	Name:	Sven (Bill) Ante Lundberg, M.D.
	Title:	President and Chief Executive Officer